                               MB Financial, Inc.
                               800 West Madison Street
                               Chicago, Illinois 60607
                               1 (888) 422-6562
                               NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York – Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

Renee Togher Appointed to MB Financial, Inc. Board of Directors

Azteca Foods, Inc. President adds depth to MBFI

CHICAGO, August 18, 2011 – The Board of Directors of MB Financial, Inc. (NASDAQ:MBFI) has appointed  Renee Togher to the Board,  it was announced here today by Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc.  Togher is President of Chicago-based Azteca Foods, Inc., a family-owned, leading manufacturer of tortilla products.

Togher’s business experience and strong ties to the Chicago community are expected to make her a valuable member of the MB Financial, Inc. Board.  In addition to being President and a director of Azteca Foods, Inc., Togher currently serves on the boards of the Greater Chicago Food Depository, Illinois Manufacturer’s Association, National Museum of Mexican Art, ADL,Inc. and Mercy Hospital.  She is a past director of Access Living, Chicago.

Togher earned her Bachelor’s degree in Business Administration from the University of Illinois, Urbana-Champaign. She completed the Loyola University Family Business Next Generation Leadership Institute Program.

MB Financial, Inc. is the holding company for MB Financial Bank, N.A. MB Financial Bank is a locally operated financial institution that has been delivering competitive, personalized service for 100 years to businesses and individuals who live and work in the Chicago metropolitan area.

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This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in MB Financial, Inc.’s filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and MB Financial, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

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